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                                                                   EXHIBIT 10.53


                           STRATEGIC PARTNER AGREEMENT



         This Strategic Partner Agreement (the "Agreement") is made as of the 12th day of July, 2000, by and between Mobility Electronics, Inc., a Delaware corporation ("Mobility"), and 2C Computing, Inc., an Alabama corporation ("2C"). Mobility and 2C are sometimes each referred to herein as a "Party" and collectively, as the "Parties".

         The Parties agree as follows:

         1.       STRATEGIC RELATIONSHIP.

                  1.1 LICENSE AGREEMENTS. Simultaneously with the execution of this Agreement by the Parties, Mobility and 2C shall execute and deliver to each other: (i) the 2C License Agreement (Mobility), a copy of which is attached hereto as Exhibit A (the "2C License Agreement"); and (ii) the Mobility License Agreement (2C), a copy of which is attached hereto as Exhibit B (the "Mobility License Agreement"). The 2C License Agreement and the Mobility License Agreement are sometimes each referred to as a "License Agreement" and collectively, as the "License Agreements". Notwithstanding anything in the License Agreements to the contrary, neither License Agreement shall apply to any activities of Cycom, LLC, an Alabama limited liability company, and in which 2C holds an equity interest. In addition, the parties agree that: (a) Mobility will not license any Mobility Technology (as defined in the Mobility License Agreement) to Clear Cube or to any other competitors of 2C as mutually agreed to by 2C and Mobility; (b) 2C will not license any 2C Technology (as defined in the 2C License Agreement) to any competitors of Mobility as mutually agreed to by Mobility and 2C; and (c) neither party shall license any technology jointly developed by 2C and Mobility to any competitors of such parties as mutually agreed to by such parties.

                  1.2 TECHNOLOGY TRANSFER AND ASSISTANCE; DEVELOPMENT OF CHIP; FEE.

                      (a) Following the execution and delivery of this Agreement by the Parties, Mobility will provide technical support to, and consult with, 2C in order to assist 2C in understanding and implementing for 2C's use under the Mobility License Agreement the Mobility Technology (as defined in the Mobility License Agreement) and transferring the Mobility Technology to 2C for its use under the Mobility License Agreement. Such assistance will include, but not be limited to, access to Mobility's technical personnel and facilities as reasonably requested from time to time by 2C.

                      (b) In addition, following the execution and delivery of this Agreement by the Parties, Mobility agrees to develop, at Mobility's cost and expense, a new Split BridgeTM Chip (the "New Chip") which meets certain specifications as mutually agreed to by the Parties in good faith. The New Chip shall be developed on a schedule mutually agreeable to the Parties in good faith. The New Chip and related technology shall be subject to the terms and provisions of Section 4.2 of the License Agreement.

                      (c) In consideration of Mobility's agreement to the terms and provisions of subsections (a) and (b) above, 2C agrees to pay Mobility in cash a non-cancellable,



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non-refundable Technology Transfer and Assistance Fee of two million dollars
($2,000,000) (the "Technology Transfer Fee"), $1,000,000 of which shall be due and payable on September 15, 2000, and the remaining $1,000,000 of which shall be due and payable on December 15, 2000.

                  1.3 BOARD OF DIRECTORS. Until such time as 2C becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, 2C shall take all appropriate action to establish and maintain a Board of Directors that includes one nominee of Mobility, at the sole discretion of Mobility (the initial nominee being Charles R. Mollo). 2C will reimburse the director nominated by Mobility for all reasonable out-of-pocket expenses incurred by such director in connection with attending any Board of Directors (or committee) meeting.

         2. REPRESENTATIONS AND WARRANTIES OF MOBILITY. Mobility hereby represents and warrants to 2C that the following are true and correct as of the date hereof: (a) Mobility has all requisite corporate power and authority to execute and deliver the License Agreements; (b) all corporate action on the part of Mobility and its officers, directors and stockholders necessary for the authorization, execution and delivery of the License Agreements, and the performance of all obligations of Mobility under the License Agreements, has been taken; and (c) the License Agreements constitute valid and legally binding obligations of Mobility, enforceable against Mobility in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         3. REPRESENTATIONS AND WARRANTIES OF 2C. 2C hereby represents and warrants to Mobility that the following are true and correct as of the date hereof: (a) 2C has all requisite corporate power and authority to execute and deliver the License Agreements; (b) all corporate action on the part of 2C and its officers, directors and stockholders necessary for the authorization, execution and delivery of the License Agreements, and the performance of all obligations of 2C under the License Agreements, has been taken; and (c) the License Agreements constitute valid and legally binding obligations of 2C, enforceable against 2C in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

         4.       MISCELLANEOUS.

                  4.1 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  4.2 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and



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interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                  4.3 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the Party to be notified at such Party's address as set forth on the signature page hereto, or as subsequently modified by written notice.

                  4.4 ATTORNEY'S FEES'. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorney's fees, costs and necessary disbursements from the non-prevailing Party in addition to any other relief to which such Party may be entitled.

                  4.5 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of Mobility and 2C.

                  4.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                  4.7 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

                  4.8 ENTIRE AGREEMENT. This Agreement, the agreements attached hereto as Exhibits and any confidentiality or nondisclosure agreements between the Company and 2C, constitute the entire agreement among the Parties hereto pertaining to the subject matter hereof and thereof; and supercede any and all other written or oral agreements relating to the subject matter hereof or thereof existing between the Parties.

                  4.9 CONFIDENTIALITY. Each Party agrees that, except with the prior written permission of the other Party, it shall at all times keep confidential and not divulge, or make accessible to anyone any confidential information, knowledge or data concerning or relating to



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the business or financial affairs of the other Party to which such Party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, or the performance of its obligations hereunder. The provisions of this Section 4.9 shall be in addition to, and not in substitution for, the provisions of any separate confidentiality or nondisclosure agreement executed by the Parties.

                  4.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         The Parties have executed this Agreement as of the date first written above.

                                         MOBILITY ELECTRONICS, INC.


                                         By: /s/ CHARLES R. MOLLO
                                            ------------------------------------

                                         Title:  President/CEO
                                               ---------------------------------

                                         Address: 7955 East Redfield Road
                                                  Scottsdale, Arizona 85260
                                                  Fax No.: (480) 596-0349


                                         2C COMPUTING, INC.


                                         By: /s/ REMIGIUS G. SHATAS
                                            ------------------------------------

                                         Title:  President/CEO
                                               ---------------------------------

                                         Address: 5030 Bradford Drive, Suite 230
                                                  Huntsville, Alabama  35805
                                                  Fax No.: (256) 705-0227



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